EXHIBIT 21

                      Subsidiaries of Q.E.P. Company, Inc.


                                           JURISDICTION
NAME OF SUBSIDIARY                       OF INCORPORATION
------------------                       ----------------

Marion Tool Corporation                  Indiana

Westpoint Foundry, Inc.                  Indiana

Q.E.P. - O'Tool, Inc.                    California

Roberts Consolidated
  Industries, Inc.                       Delaware

Q.E.P. Holland BV                        Holland